UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Data of earliest event reported): September 27, 2022

X4 PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 North Beacon Street,	4th Floor
Boston,	Massachusetts	02134
(Address of principal executive offices)		(Zip Code)

(857) 529-8300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XFOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 7.01	Regulation FD Disclosure.
On September 27, 2022, X4 Pharmaceuticals, Inc. (the “Company”) issued a press release announcing data from its Phase 1b clinical trial evaluating its lead clinical candidate, mavorixafor, in people with idiopathic, cyclic or congenital chronic neutropenia (“CN”). The Company will host a conference call and webcast to discuss the results at 8:00 AM, Eastern Time, on September 27, 2022. A live audio webcast of the presentation will be available under “Events and Presentations” in the “Investors” section of the Company’s website at www.x4pharma.com. The webcast will be archived on the Company’s website for at least 30 days. The information contained in, or that can be accessed through, the Company’s website is not a part of this filing.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.
On September 27, 2022, the Company announced data from its Phase 1b clinical trial evaluating the ability of its lead clinical candidate, mavorixafor, to increase the absolute neutrophil count (“ANC”) in people with idiopathic, cyclic, or congenital CN as monotherapy or concurrently with injectable granulocyte colony-stimulating factor (“G-CSF”).

The Phase 1b clinical trial’s three objectives included: (i) monotherapy with mavorixafor in neutropenic patients; (ii) combination therapy with mavorixafor and G-CSF in neutropenic patients; and (iii) combination therapy with mavorixafor and G-CSF in patients with ANCs above 1,500. The analyses included 25 patients from Phase 1b of the trial who were treated with 400 mg mavorixafor. Of the 25 patients in the trial, all 25 patients (100%) responded to treatment with a single dose of 400 mg of mavorixafor, alone or dosed concurrently with G-CSF. A mean ANC increase at peak of >3,000 cells/microliter was demonstrated. Consistent responses were seen across all of the CN disorders studied, including idiopathic, cyclic and congenital neutropenias.

All neutropenic participants (n=14, including patients with moderate to severe neutropenia at screening) reached normalized ANC levels (>1,500 cells/microliter). When assessed as a monotherapy in participants with severe chronic neutropenia who were not being treated with G-CSF (n=6), a single dose of mavorixafor led to normalized ANC levels in all participants within two hours, with a mean ANC increase at peak of approximately 2,500 cells/microliter. When assessed in participants with moderate or severe neutropenia despite being treated with G-CSF (n=8), 100% reached normalized ANC levels. The safety assessment of mavorixafor in the CN population was consistent with the prior clinical studies of chronic dosing of 400 mg mavorixafor once per day as a monotherapy in Warts, Hypogammaglobulinemia, Infections, and Myelokathexis (WHIM) syndrome.

Additionally, as noted above under Item 7.01, members of the management team of the Company will be holding a conference call and live webcast to discuss the data from the clinical trial. A copy of the slide presentation to be used by the Company during the conference call is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.	Description
99.1	Press Release, dated September 27, 2022
99.2	Conference Call Presentation, dated September 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: September 27, 2022	By:	/s/ Adam Mostafa
Adam Mostafa
Chief Financial Officer